Exhibit 99.1

Virtu Announces Third Quarter 2015 Results

NEW YORK, NY, November 4, 2015 — Virtu Financial, Inc. (NASDAQ: VIRT) a leading technology-enabled market maker and liquidity provider to the global financial markets, which priced its initial public offering on April 15, 2015, today reported results for the third quarter ended September 30, 2015.

Third Quarter Selected Results*

•                  Net Income of $69.5 million; Adjusted Net Income** of $76.2 million, which excludes IPO related adjustments

•                  Adjusted EPS** of $0.40; GAAP Basic EPS of $0.36 and Diluted EPS of $0.35

•                  Adjusted Net Trading Income** of $138.6 million, up 34.3%

•                  Adjusted EBITDA** of $100.7 million, up 52.3%; Adjusted EBITDA Margin of 71.3%

•                  Quarterly cash dividend of $0.24 per share payable on December 15, 2015

* All comparisons are versus third quarter 2014.

** Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information.

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on December 15, 2015 to shareholders of record as of December 1, 2015.

“Our business recorded $138.6 million in Adjusted Net Trading Income and $0.40 per share in Adjusted EPS in the third quarter of 2015. Favorable operating conditions for Virtu drove our performance in the third quarter; global volumes were up this quarter vs. the third quarter of 2014, as well as quarter-over-quarter and YTD comparisons.  In particular, the U.S. equity market volatility in August spurred significant volumes and corresponding increased demand for Virtu’s liquidity.  As a result, our Americas Equities category recorded $45.8 million of Adjusted Net Trading Income and comprised 33.1% of our overall Adjusted Net Trading Income.  As I have stated publicly, Virtu has the capacity to thrive in high volume environments with increased volatility.  Our overall performance in the third quarter reflects this favorable environment,” said Douglas Cifu, Chief Executive Officer of Virtu Financial.

GAAP Financial Results

Total revenues increased 24.6% to $215.8 million for this quarter, compared to $173.2 million for the same period in 2014. Trading income, net, increased 27.5% to $206.8 million for this quarter, compared to $162.3 million for the same period in 2014. Net Income increased 67.9% to $69.5 million for this quarter, compared to $41.4 million for the same period in 2014.

GAAP Basic EPS was $0.36 and Diluted EPS was $0.35.

Historical quarterly results from first quarter 2014 to date are available at http://ir.virtu.com.

Business Performance

Adjusted Net Trading Income increased 34.3% to $138.6 million for this quarter, compared to $103.2 million for the same period in 2014. Adjusted Net Income increased 56.8% to $76.2 million for this quarter, compared to $48.6 million for the same period in 2014. Adjusted EBITDA increased 52.3% to $100.7 million for this quarter, compared to $66.1 million for the same period in 2014. Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxation, Adjusted EPS was $0.40 for this quarter.

Since our inception, we have sought to broadly diversify our market making across securities, asset classes and geographies, and as a result, for the quarter ended September 30, 2015, we achieved a diverse mix of Adjusted Net Trading Income results, with no one category constituting more than 33.1% of our total Adjusted Net Trading Income. Daily Adjusted Net Trading Income was approximately $2.166 million for this quarter compared to $1.612 million for the same period in the previous year. For 2015 year to date, no single category constituted more than 26.0% of our total Adjusted Net Trading Income and our Daily Adjusted Net Trading Income was approximately $2.090 million compared to $1.614 million for the same period in the previous year.

The increase in Adjusted Net Trading Income this quarter, in comparison to the same period in the previous year, was primarily driven by strong performances in Americas equities, EMEA equities, APAC equities and Global Commodities, and reflected the overall increased volumes in most of the global markets we serve. As of September 30, 2015, Virtu was connected to more than 225 unique market venues in 35 countries and makes markets in over 11,000 financial instruments.

The following tables show our Adjusted Net Trading Income, average daily Adjusted Net Trading Income and percentage of Adjusted Net Trading Income by category for the three months ended

September 30, 2015 and 2014, and nine months ended September 30, 2015 and 2014, respectively.

	Three Months Ended September 30,
Adjusted Net Trading Income:	2015	% of Total	2014	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$45,815	33.1%	$25,982	25.2%	76.3%
EMEA Equities	15,087	10.9%	12,324	11.9%	22.4%
APAC Equities	13,144	9.5%	7,032	6.8%	86.9%
Global Commodities	28,273	20.4%	18,457	17.9%	53.2%
Global Currencies	23,289	16.8%	25,211	24.4%	-7.6%
Options, Fixed Income and Other	10,988	7.9%	10,063	9.8%	9.2%
Unallocated(1)	2,020	1.4%	4,120	4.0%	NM
Total Adjusted Net Trading Income	$138,616	100.0%	$103,189	100.0%	34.3%

	Three Months Ended September 30,
Average Daily Adjusted Net Trading Income:	2015	% of Total	2014	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$716	33.1%	$406	25.2%	76.3%
EMEA Equities	236	10.9%	193	12.1%	22.4%
APAC Equities	205	9.5%	110	6.8%	86.9%
Global Commodities	442	20.4%	288	17.9%	53.2%
Global Currencies	364	16.8%	394	24.4%	-7.6%
Options, Fixed Income and Other	172	7.9%	157	9.7%	9.2%
Unallocated(1)	31	1.4%	64	3.9%	NM
Total Adjusted Net Trading Income	$2,166	100.0%	$1,612	100.0%	34.3%

	Three Months Ended September 30,
Selected Market Metrics:	2015	2014	% Change
US Equities Average Daily Volume, in millions(2)	7,321	5,678	28.9%
EU Equities Average Daily Volume, in millions(2)	5,448	4,701	15.9%
TSE Equities Average Daily Volume, in millions(3)	2,834	2,411	17.5%
CME Average Daily Energy Contracts(4)	1,964,824	1,560,565	25.9%
CME Average Daily FX Contracts(4)	854,505	795,217	7.5%
OCC Average Daily Volume, in millions(5)	18.1	16.3	11.4%
VIX (Average)(6)	19.31	13.09	47.5%
VIX (High)(6)	40.74	17.03	139.2%
VIX (Low)(6)	11.95	10.32	15.8%
Trading Days (US)(7)	64	64

	Nine Months Ended September 30,
Adjusted Net Trading Income:	2015	% of Total	2014	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$102,278	26.0%	$78,122	25.7%	30.9%
EMEA Equities	46,013	11.7%	38,283	12.6%	20.2%
APAC Equities	33,875	8.6%	20,450	6.7%	65.6%
Global Commodities	90,514	23.0%	67,848	22.4%	33.4%
Global Currencies	90,147	22.9%	70,557	23.2%	27.8%
Options, Fixed Income and Other	24,911	6.3%	27,831	9.2%	-10.5%
Unallocated(1)	5,151	1.5%	425	0.2%	NM
Total Adjusted Net Trading Income	$392,889	100.0%	$303,516	100.0%	29.4%

	Nine Months Ended September 30,
Average Daily Adjusted Net Trading Income:	2015	% of Total	2014	% of Total	% Change
	(in thousands, except percentages)
Category
Americas Equities	$544	26.0%	$416	25.7%	30.9%
EMEA Equities	245	11.7%	204	12.6%	20.2%
APAC Equities	180	8.6%	109	6.7%	65.6%
Global Commodities	481	23.0%	361	22.4%	33.4%
Global Currencies	480	22.9%	375	23.2%	27.8%
Options, Fixed Income and Other	133	6.3%	148	9.2%	-10.5%
Unallocated(1)	27	1.5%	1	0.2%	NM
Total Adjusted Net Trading Income	$2,090	100.0%	$1,614	100.0%	29.4%

	Nine Months Ended September 30,
Selected Market Metrics:	2015	2014	% Change
US Equities Average Daily Volume, in millions(2)	6,865	6,214	10.5%
EU Equities Average Daily Volume, in millions(2)	5,964	5,357	11.3%
TSE Equities Average Daily Volume, in millions(3)	2,761	2,574	7.3%
CME Average Daily Energy Contracts(4)	1,949,387	1,572,980	23.9%
CME Average Daily FX Contracts(4)	902,461	749,287	20.4%
OCC Average Daily Volume, in millions(5)	16.6	16.6	-0.2%
VIX (Average)(6)	16.55	13.53	22.4%
VIX (High)(6)	40.74	21.44	90.0%
VIX (Low)(6)	11.95	10.32	15.8%
Trading Days (US)(7)	188	188

(1)

Under our methodology for recording ‘‘trading income, net’’ in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ. Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular daily Adjusted Net Trading Income calculation can effectively defer or accelerate revenue from one day to another or one reporting period to another, as the case may be. We do not allocate any resulting differences based on the timing of revenue recognition.

(2)	Source: BATS
(3)	Source: Tokyo Stock Exchange
(4)	Source: Chicago Mercantile Exchange Group
(5)	Source: Options Clearing Corporation
(6)	Source: Chicago Board Options Exchange
(7)	Based on NYSE/NASDAQ trading calendar

Financial Condition

As of September 30, 2015, Virtu had $161.5 million in cash and cash equivalents, and total long-term debt outstanding in an aggregate principal amount of $501.1 million.  The increase in cash and cash equivalents from prior periods is primarily due to the net proceeds contributed to Virtu Financial LLC as a result of the Initial Public Offering.

Virtu’s headcount was 150 full-time employees as of September 30, 2015.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•                  “Adjusted Net Trading Income”, which is the amount of revenue we generate from our market making activities, or trading income, net, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•                  “Adjusted Net Income”, which measures our operating performance by adjusting Net Income to exclude amortization of purchased intangibles and acquired capitalized software, severance, termination of office leases, equipment write-off, acquisition related retention bonus, share based compensation, charges related to one-time share based compensation at IPO, 2015 Management Incentive Plan, and charges related to share based compensation awards at IPO.

•                  “EBITDA”, which measures our operating performance by adjusting Net Income to exclude financing interest expense on senior secured credit facility, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, equipment write-off and income tax expense, and “Adjusted EBITDA”, which measures our operating performance by further adjusting EBITDA to exclude severance, termination of office leases, acquisition related retention bonus, share based compensation, charges related to one-time share based compensation at IPO, 2015 Management Incentive Plan, and charges related to share based compensation at IPO.

•                  “Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items including IPO related adjustments and other non-cash items, assuming that all vested and unvested Virtu

Financial LLC units have been exchanged for Class A Common Stock, and applying a corporate tax rate of 35.5%.

Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains covenants and other tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted Net Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS differently, and as a result our measures of Adjusted Net Trading Income, Adjusted Net Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Adjusted Net Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•                  they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•                  our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;

•                  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•                  they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include operating income (loss), Net Income (loss), cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except share and per share data)
Revenues:
Trading income, net	$206,832	$162,260	$590,554	$480,799
Interest and dividends income	6,425	8,518	21,022	21,287
Technology services	2,545	2,456	7,733	7,419
Total revenues	215,802	173,234	619,309	509,505

Operating Expenses:
Brokerage, exchange and clearance fees, net	61,814	55,861	179,453	164,132
Communication and data processing	16,110	17,256	51,602	50,568
Employee compensation and payroll taxes	24,736	24,768	66,801	63,636
Interest and dividends expense	12,827	11,728	39,234	34,438
Operations and administrative	4,857	4,392	17,288	16,517
Depreciation and amortization	8,176	8,552	26,025	22,514
Amortization of purchased intangibles and
acquired capitalized software	53	53	159	159
Acquisition related retention bonus	—	152	—	2,639
Termination of office leases	—	—	2,729	849
Initial public offering fees and expenses	—	60	—	8,961
Charges related to share based compensation at IPO	1,107	—	45,301	—
Financing interest expense on senior secured credit facility	7,205	7,815	22,066	23,114

Total operating expenses	136,885	130,637	450,658	387,527

Income before income taxes and non-controlling interest	78,917	42,597	168,651	121,978
Provision for income taxes	9,378	1,179	14,103	829
Net income	$69,539	$41,418	$154,548	$121,149

Non-controlling interest	(57,233)		(141,768)

Net income available for common stockholders	$12,306		$12,780

Earnings per share:
Basic	$0.36		$0.37
Diluted	$0.35		$0.37

Weighted average common shares outstanding
Basic	34,305,052		34,305,052
Diluted	34,738,733		34,641,497

Comprehensive income:
Net income	$69,539	$41,418	$154,548	$121,149
Other comprehensive income (loss)
Foreign exchange translation adjustment, net of taxes	3,596	(3,520)	595	(3,683)
Comprehensive income	$73,135	$37,898	$155,143	$117,466
Less: Comprehensive income attributable to noncontrolling interests	(59,931)		(141,053)
Comprehensive income available for common stockholders	$13,204		$14,090

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Income, EBITDA, Adjusted EBITDA, Adjusted Net Trading Income, and selected Operating Margins.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except percentages)
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$206,832	$162,260	$590,554	$480,799
Interest and dividends income	6,425	8,518	21,022	21,287
Brokerage, exchange and clearance fees, net	(61,814)	(55,861)	(179,453)	(164,132)
Interest and dividends expense	(12,827)	(11,728)	(39,234)	(34,438)
Adjusted Net Trading Income	$138,616	$103,189	$392,889	$303,516

Reconciliation of Net Income to Adjusted Net Income
Net income	$69,539	$41,418	$154,548	$121,149
Amortization of purchased intangibles and acquired capitalized software	53	53	159	159
Severance	342	2,742	645	3,136
Initial public offering fees and expenses	—	60	—	8,961
Termination of office leases	—	—	2,729	849
Equipment write-off	251	—	1,719	—
Acquisition related retention bonus	—	152	—	2,639
Share based compensation	3,254	4,170	11,907	11,299
Charges related to one-time share based compensation at IPO, 2015 Management Incentive Plan	1,655	—	2,913	—
Charges related to share based compensation at IPO	1,107	—	45,301	—
Adjusted Net Income	$76,201	$48,595	$219,921	$148,192

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$69,539	$41,418	$154,548	$121,149
Financing interest expense on senior secured credit facility	7,205	7,815	22,066	23,114
Depreciation and amortization	8,176	8,552	26,025	22,514
Amortization of purchased intangibles and acquired capitalized software	53	53	159	159
Provision for income taxes	9,378	1,179	14,103	829
EBITDA	$94,351	$59,017	$216,901	$167,765

Severance	342	2,742	645	3,136
Initial public offering fees and expenses	—	60	—	8,961
Termination of office leases	—	—	2,729	849
Acquisition related retention bonus	—	152	—	2,639
Share based compensation	3,254	4,170	11,907	11,299
Charges related to one-time share based compensation at IPO, 2015 Management Incentive Plan	1,655	—	2,913	—
Charges related to share based compensation at IPO	1,107	—	45,301	—
Adjusted EBITDA	$100,709	$66,141	$280,396	$194,649

Selected Operating Margins
Net Income Margin(1)	49.3%	39.2%	38.6%	39.0%
Adjusted Net Income Margin(2)	54.0%	46.0%	54.9%	47.7%
EBITDA Margin(3)	66.8%	55.9%	54.1%	54.0%
Adjusted EBITDA Margin(4)	71.3%	62.6%	70.0%	62.6%

(1) Calculated by dividing net income by the sum of Adjusted Net Trading Income and technology services revenue.

(2) Calculated by dividing Adjusted Net Income by the sum of Adjusted Net Trading Income and technology services revenue.

(3) Calculated by dividing EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

(4) Calculated by dividing Adjusted EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income and Normalized Adjusted Net Income per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in thousands, except share and per share data)
Reconciliation of Net Income to Normalized Adjusted Net Income
Net income	$69,539	$41,418	$154,548	$121,149
GAAP provision for income taxes	9,378	1,179	14,103	829
Income before income taxes	$78,917	$42,597	$168,651	$121,978
Amortization of purchased intangibles and acquired capitalized software	53	53	159	159
Severance	342	2,742	645	3,136
Initial public offering fees and expenses	—	60	—	8,961
Termination of office leases	—	—	2,729	849
Equipment write-off	251	—	1,719	—
Acquisition related retention bonus	—	152	—	2,639
Share based compensation	3,254	4,170	11,907	11,299
Charges related to one-time share based compensation at IPO, 2015 Management Incentive Plan	1,655	—	2,913	—
Charges related to share based compensation at IPO	1,107	—	45,301	—
Normalized Adjusted Net Income before income taxes	$85,579	$49,774	$234,024	$149,021
Normalized provision for income taxes(1)	30,381	17,670	83,079	52,902
Normalized Adjusted Net Income	$55,198	$32,104	$150,945	$96,119

Adjusted shares outstanding(2)	138,881,040	138,447,359	138,783,804	138,447,359

Adjusted Net Income per share	$0.40	$0.23	$1.09	$0.69

(1) Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 35.5%.

(2) Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis,  (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis.

Includes 433,681 and 336,445 additional shares from dilutive impact of options and RSU’s granted under the 2015 MIP for the three and nine months ended September 30, 2015, respectively.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

	September 30,	December 31,
	2015	2014
	(in thousands, except share data)
Assets
Cash and cash equivalents	$161,538	$75,864
Securities borrowed	510,600	484,934
Securities purchased under agreements to resell	—	31,463
Receivables from broker-dealers and clearing organizations	560,716	387,652
Trading assets, at fair value	1,454,558	1,544,308
Property, equipment and capitalized software, net	42,442	44,644
Goodwill	715,379	715,379
Intangibles (net of accumulated amortization)	1,255	1,414
Deferred taxes	160,782	—
Other assets	34,676	33,800
Total assets	$3,641,946	$3,319,458

Liabilities, redeemable interest and equity
Liabilities
Short-term borrowings	$28,000	$—
Securities loaned	741,728	497,862
Securities sold under agreements to repurchase	9,000	2,006
Payables to broker-dealers and clearing organizations	328,054	686,203
Trading liabilities, at fair value	1,198,881	1,037,634
Tax receivable agreement obligations	184,679	—
Accounts payable and accrued expenses and other liabilities	128,278	93,331
Senior secured credit facility, net	494,498	495,724
Total liabilities	$3,113,118	$2,812,760

Class A-1 redeemable membership interest	—	294,433

Total equity	528,828	212,265

Total liabilities, redeemable interest and equity	$3,641,946	$3,319,458

	As of September 30, 2015
	Interests	%
Ownership of Virtu Financial LLC Interests:
Virtu Financial, Inc. - Class A Common Stock	34,305,052	24.8%
Non-controlling Interests (Virtu Financial LLC)	104,142,307	75.2%
Total Virtu Financial LLC Interests	138,447,359	100.0%

Conference Call Information

Douglas Cifu, Chief Executive Officer, and Joseph Molluso, Chief Financial Officer, will host a conference call to discuss the Company’s financial results and outlook on Wednesday, November 4, 2015, at 8:00 a.m. Eastern Time. To access the conference call, please dial (855) 645-0552 (U.S.) or (720) 634-9067 (international). The Company will also host a live audio Webcast of the conference call on the Investor Relations section of the Company’s website at http://ir.virtu.com/events.cfm. The Webcast will also be archived on http://ir.virtu.com/events.cfm for 90 days following the announcement.

About Virtu Financial, Inc.

Virtu is a leading technology-enabled market maker and liquidity provider to the global financial markets. We stand ready, at any time, to buy or sell a broad range of securities and other financial instruments, and we generate revenue by buying and selling securities and other financial instruments and earning small amounts of money on individual transactions based on the difference between what buyers are willing to pay and what sellers are willing to accept, which we refer to as “bid/ask spreads,” across a large volume of transactions. We make markets by providing quotations to buyers and sellers in more than 11,000 securities and other financial instruments on more than 225 unique exchanges, markets and liquidity pools in 35 countries around the world. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying liquidity and competitive pricing while at the same time earning attractive margins and returns.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

CONTACT

Investor Relations

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com